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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               ______________


                                  FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                            BRE Properties, Inc.
           (Exact Name of Registrant as Specified in Its Charter)


              Maryland                                    94-1722214
(State of Incorporation or Organization)                (I.R.S. Employer
                                                       Identification No.)

44 Montgomery Street, 36th Floor, San Francisco, California     94104-4809
        (Address of Principal Executive Offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


             Title of each class                Name of each exchange on which
             to be so registered                each class is to be registered
             -------------------                ------------------------------
8 1/2% Series A Cumulative Redeemable              New York Stock Exchange
 Preferred Stock, par value $0.01 per share

 If this form relates to the registration   If this form relates to the
 of a class of securities pursuant to       registration of a class of
 Section 12(b) of the Exchange Act and is   securities pursuant to
 effective pursuant to General              Section 12(g) of the Exchange Act
 Instruction A.(c), please check the        and is effective pursuant to
 following box. [X]                         General Instruction A.(d), please
                                            check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-47469

Securities to be registered pursuant to Section 12(g) of the Act:  None
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               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     A description of the 8 1/2% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), of BRE Properties, Inc. (the "Registrant") is contained in the Prospectus Supplement dated January 26, 1999 filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933. Such Prospectus Supplement supplements the Prospectus dated April 16, 1998 (File No. 333-47469). The Prospectus Supplement is incorporated herein by reference.

Item 2.  Exhibits.

     The Series A Preferred Stock described herein is to be registered on the New York Stock Exchange, Inc. on which other securities of the Registrant are registered. Accordingly, the following exhibits required to be filed herewith in accordance with the Instructions as to Exhibits to Form 8-A, have been duly filed with the New York Stock Exchange, Inc.

Exhibit
Number          Description of Exhibit
------          ----------------------

   1.1          Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K, dated March 15, 1996).
   1.2          Articles of Amendment (incorporated by reference to Exhibit
                4.2 of the Registrant's Registration Statement on Form S-3
                (No. 333-24915), filed with the Securities and Exchange Commission on April 28, 1997, as amended).
   1.3          Certificate of Correction.
   1.4          Amended and Restated By-Laws (incorporated by reference to
                Exhibit 3(ii) of the Registrant's Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed on August 14, 1998.
   1.5          Form of Series A Preferred Stock Certificate.
   1.6          Articles Supplementary relating to the Series A Preferred Stock.
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                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:    January 29, 1999               BRE Properties, Inc.


                                        By: /s/ LeRoy E. Carlson
                                           -------------------------------------
                                           LeRoy E. Carlson
                                           Executive Vice President,
                                           Chief Financial Officer and Secretary
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                              INDEX TO EXHIBITS

Exhibit
Number          Description of Exhibit
------          ----------------------
   1.1          Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K, dated March 15, 1996).
   1.2          Articles of Amendment (incorporated by reference to Exhibit
                4.2 of the Registrant's Registration Statement on Form S-3
                (No. 333-24915), filed with the Securities and Exchange
                Commission on April 28, 1997, as amended).
   1.3          Certificate of Correction.
   1.4          Amended and Restated By-Laws (incorporated by reference to
                Exhibit 3(ii) of the Registrant's Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed on August 14, 1998.
   1.5          Form of Series A Preferred Stock Certificate.
   1.6          Articles Supplementary relating to the Series A Preferred Stock.